Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Somaxon Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
San Diego, California
July 17, 2008